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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements Forms S-8 (Registration Nos. 333-11842, 333-9352, 333-11154 and 333-13686) and
Forms F-3 (Registration Nos. 333-12996 and 333-11250) of our report dated May 28, 2003, with respect to the consolidated financial statements of NICE Systems Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2002.




                                                  Yours Truly,

                                             /s/ Kost,forer,& Gabay
                                             ----------------------
June 25, 2003                                KOST, FORER and GABBAY
Tel-Aviv, Israel                        A Member of Ernst & Young Global